UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 29, 2011
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16463 (Commission File Number)	13-4004153 (I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri (Address of principal executive offices)	63101-1826 (Zip Code)
Registrant’s telephone number, including area code (314) 342-3400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement
Bid Documents
On August 1, 2011, Peabody Energy Corporation (“Peabody”) and ArcelorMittal S.A. (“ArcelorMittal”) announced that they had completed due diligence and intend to launch an all-cash off-market takeover bid to acquire all of the shares in Macarthur Coal Limited (“Macarthur”) at A$15.50 per share (the “Takeover Bid”). Macarthur shareholders will also be entitled to retain any final dividend Macarthur declares for the fiscal year ended June 30, 2011, up to an amount of A$0.16 per share.
A subsidiary of ArcelorMittal currently holds approximately 16% of the shares of Macarthur and, under the proposal between Peabody and ArcelorMittal, a newly formed company, indirectly owned 60% by Peabody and 40% by ArcelorMittal, would offer all of Macarthur’s shareholders cash in exchange for their shares of Macarthur.
Peabody and ArcelorMittal and certain of their subsidiaries have entered into several agreements in connection with the Takeover Bid. On July 29, 2011, Peabody and ArcelorMittal and certain of their subsidiaries entered into a contribution and co-operation agreement (the “Contribution Agreement”), a pre-bid acceptance deed (the “Pre-Bid Acceptance Deed”) and a deed of guarantee (the “Deed of Guarantee”). On August 2, 2011, certain subsidiaries of Peabody and ArcelorMittal entered into a CCA Acknowledgement (the “CCA Acknowledgement”).
The Contribution Agreement regulates Peabody and ArcelorMittal’s conduct in the Takeover Bid, including their joint bidding arrangements, their respective financing obligations and certain termination rights. The Contribution Agreement contains customary non-solicitation and non-compete provisions that run for the six month period beginning on the later of the date of the Contribution Agreement and the date of a formal Takeover Bid.
Under the Pre-Bid Acceptance Deed, the ArcelorMittal subsidiary that holds the 16% ownership interest in Macarthur has agreed to the Takeover Bid, if one is made, and to tender its Macarthur shares.
The Deed of Guarantee provides that each of Peabody and ArcelorMittal will guarantee for the benefit of the other the obligations of their respective subsidiaries party to the Contribution Agreement and the Pre-Bid Acceptance Letter.
The CCA Acknowledgement clarifies certain matters relating to the Takeover Bid, including regulatory approvals.
The foregoing descriptions of the Contribution Agreement, the Pre-Bid Acceptance Deed, the Deed of Guarantee and the CCA Acknowledgement (the “Bid Documents”) do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed hereto, respectively, as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.
The Bid Documents contain representations and warranties of Peabody and ArcelorMittal and/or their affiliates made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between Peabody and ArcelorMittal and/or their affiliates and may be subject to important qualifications and limitations agreed to by such parties in connection with negotiating the terms of the Bid Documents. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders, or were used for the purpose of allocating risk between Peabody and ArcelorMittal rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information.
Bridge Commitment Letter
On July 29, 2011, Peabody entered into a bridge commitment letter (the “Bridge Commitment Letter”) with Bank of America, N.A., UBS Loan Finance LLC and Morgan Stanley Senior Funding, Inc. (the “Initial Lenders”) and certain of their affiliates, pursuant to which the Initial Lenders committed to provide to Peabody unsecured bridge financing of up to $2.0 billion (the “ Bridge Facility”), subject to customary funding conditions for transactions of this type. The Bridge Facility will be available in up to three drawings, each in an amount equal to not less than $500 million, the proceeds of which will be used to finance in part the Takeover Bid and to pay fees and expenses related to the Takeover Bid and the Bridge Facility. The Bridge Facility will mature one year following the date of the initial funding, which must occur within nine months of the date of execution of the Bridge Commitment Letter. The obligations under the Bridge Facility will be guaranteed by Peabody’s subsidiaries that guarantee the Credit Agreement, dated as of June 18, 2010, among Peabody and the lenders and others party thereto (the “Credit Agreement”). The Bridge Facility will contain covenants, including financial covenants, and events of default substantially the same as those set forth in the Credit Agreement.
The Initial Lenders and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Peabody or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
The foregoing description of the Bridge Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 10.5 and is incorporated herein by reference.
Item 8.01. Other Events.
On August 1, 2011, Peabody issued a press release announcing its and ArcelorMittal’s intention to launch the Takeover Bid. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
On August 4, 2011, Peabody issued a press release announcing that it and Arcelor Mittal had lodged with the Australian Securities and Investments Commission (“ASIC”) a Bidder’s Statement for the Takeover Bid. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
Forward-Looking Statements
This report and the exhibits hereto may contain certain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Wherever possible, Peabody has identified these forward-looking statements by words such as “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions its management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause Peabody’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, the risks and uncertainties disclosed in its annual report on Form 10-K, its quarterly reports on Form 10-Q and other reports it files with the Securities and Exchange Commission from time to time.
Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond Peabody’s control or are subject to change, actual results could be materially different and any or all of these forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions Peabody might make, or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in Peabody’s annual and quarterly reports will be important in determining future results. Consequently, Peabody cannot assure you that its expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, Peabody undertakes no obligation to publicly update any of its forward-looking or other statements, whether as a result of new information, future events, or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Co-Operation and Contribution Agreement, dated as of July 29, 2011, among Peabody Acquisition Co. No. 3 Pty Ltd, ArcelorMittal Netherlands B.V., ArcelorMittal Mining Australasia B.V., Peabody Acquisition Co. No. 2 Pty Ltd and Peabody Acquisition Co. No. 4 Pty Ltd.

Exhibit No.	Description of Exhibit
10.2	Pre-Bid Acceptance Deed, dated as of July 29, 2011, between ArcelorMittal Netherlands B.V. and Peabody Acquisition Co. No.4 Pty Ltd.

10.3	Deed of Guarantee, dated as of July 29, 2011, among Peabody Energy Corporation, ArcelorMittal S.A., ArcelorMittal Netherlands B.V., ArcelorMittal Mining Australasia B.V., Peabody Acquisition Co. No. 3 Pty Ltd and Peabody Acquisition Co. No. 2 Pty Ltd.

10.4	CCA Acknowledgement dated August 2, 2011 among Peabody Acquisition Co. No. 2 Pty Ltd, Peabody Acquisition Co. No. 3 Pty Ltd and Peabody Acquisition Co. No. 2 Pty Ltd, ArcelorMittal Netherlands B.V. and ArcelorMittal Mining Australasia B.V.

10.5	Bridge Commitment Letter, dated as of July 29, 2011, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., UBS Securities LLC, UBS Loan Finance LLC, Morgan Stanley & Co. LLC and Morgan Stanley Senior Funding, Inc.

99.1	Press Release dated August 1, 2011.

99.2	Press Release dated August 4, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
August 4, 2011	By:	/s/ Kenneth L. Wagner
		Name:	Kenneth L. Wagner
		Title:	Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Co-Operation and Contribution Agreement, dated as of July 29, 2011, among Peabody Acquisition Co. No. 3 Pty Ltd, ArcelorMittal Netherlands B.V., ArcelorMittal Mining Australasia B.V., Peabody Acquisition Co. No. 2 Pty Ltd and Peabody Acquisition Co. No. 4 Pty Ltd.

10.2	Pre-Bid Acceptance Deed, dated as of July 29, 2011, between ArcelorMittal Netherlands B.V. and Peabody Acquisition Co. No.4 Pty Ltd.

10.3	Deed of Guarantee, dated as of July 29, 2011, among Peabody Energy Corporation, ArcelorMittal S.A., ArcelorMittal Netherlands B.V., ArcelorMittal Mining Australasia B.V., Peabody Acquisition Co. No. 3 Pty Ltd and Peabody Acquisition Co. No. 2 Pty Ltd.

10.4	CCA Acknowledgement dated August 2, 2011 among Peabody Acquisition Co. No. 2 Pty Ltd, Peabody Acquisition Co. No. 3 Pty Ltd and Peabody Acquisition Co. No. 2 Pty Ltd, ArcelorMittal Netherlands B.V. and ArcelorMittal Mining Australasia B.V.

10.5	Bridge Commitment Letter, dated as of July 29, 2011, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., UBS Securities LLC, UBS Loan Finance LLC, Morgan Stanley & Co. LLC and Morgan Stanley Senior Funding, Inc.

99.1	Press Release dated August 1, 2011.

99.2	Press Release dated August 4, 2011.